UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PAX WORLD GROWTH FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PAX WORLD BALANCED FUND, INC.
PAX WORLD GROWTH FUND, INC.
PAX WORLD HIGH YIELD FUND, INC.

September 5, 2006

Dear Shareholder:

We recently mailed you a proxy statement and proxy voting card for several important issues involving modernization and reorganization of certain aspects of Pax World’s operations. As of today, we have not received your vote for the September 28, 2006 Annual Meeting of Shareholders. In an effort to avoid incurring any further expenses, we are asking you to please take a moment right now to submit your vote.

Your vote is very important to us, and we encourage you to take the time to vote today!

After careful review, the Board of Directors has unanimously recommended a vote “FOR” the proposals detailed in your previously mailed proxy statement. If you have any questions regarding the proposals, or if you would like assistance casting your vote by telephone, please call our Proxy Client Service Center, toll-free at 1-877-333-2192.

For your convenience, and to ensure that your vote is received in time for the Meeting, please utilize one of the easy methods below to register your vote:

By Touch Tone Phone

Call toll-free 24 hours a day at the number indicated on your proxy card.

By Internet

Visit the web site and follow the instructions on your proxy card.

By Mail

Return your executed proxy card in the enclosed postage paid envelope immediately so that we will receive your vote prior to September 28, 2006.

Please take a moment and vote today.

You may also vote in person by attending the Meeting on September 28, 2006 at 9:00 a.m. Eastern time, at the Sheraton Harborside Portsmouth Hotel and Conference Center, 250 Market Street, Portsmouth, NH 03801.

Thank you for investing with Pax World funds, and thank you in advance for voting your proxy ballot for this year’s Annual Meeting.

Pax World Funds Important Points and Proposals

Meeting Date/Time:  September 28th, 2006 at 9:00 A.M. E.T.

Meeting Location:  250 Market Street, Portsmouth, NH  03801

Date of Record:  August 1st, 2006

Proxy Mailed on or about:

PROPOSALS

1.     To eliminate the fundamental investment policies that currently constitute the Funds’ social screening criteria (as described in greater detail in the proxy statement, the Directors intend to adopt modified and expanded, non-fundamental social screening criteria for your Fund to implement a more comprehensive, proactive and engaged approach to socially responsible investing).

Why:

•      This change will provide the Directors with the flexibility to modify the Funds’ social screening process to respond to relevant social changes as they arise without requiring shareholder approval, thereby saving the time and expense of a shareholder meeting.

•      SEE HANDOUT FOR EXPLAINATION OF DIFFERENCES.

To approve amendments to and the elimination of certain other fundamental investment policies of your Fund.

•      The proposed changes are meant to modernize and standardize all three Funds’ fundamental investment policies and are designed to meet fully the requirements of the Investment Company Act of 1940 and the rules and regulations thereunder while providing the portfolio managers and Directors increased flexibility to respond to market, industry and regulatory changes. Also, the proposed changes are meant to reduce administrative and compliance burdens by simplifying and making uniform the fundamental investment policies across all Funds.

2.     (A-O ARE VOTED SEPERATELY)

A.    (All Funds) To eliminate the fundamental investment policy regarding short sales.

i.    Each Fund has no present intention to short securities.

ii.   The Directors believe that it is not in the Funds’ best interests to maintain investment policies that are not required by applicable law.

B.    (All Funds) To eliminate the fundamental investment policy with respect to investing for the purpose of exercising control.

a.     The Directors believe that it is not in the Funds’ best interests to maintain investment policies that are not required by applicable law.

C.    (All Funds) To eliminate the fundamental investment policy limiting investments in securities in foreign issuers.

a.     Each Fund has no present intention to significantly increase its investments in securities of foreign issuers.

b.     The Directors believe that it is not in the Funds’ best interests to maintain investment policies that are not required by applicable law.

D.    (All Funds) To amend the fundamental investment policy with respect to diversification of investments.

a.     The proposed amended fundamental investment policy for each Fund is designed to more closely track the statutory definition of “diversified” company.

b.     The proposed changes will reduce administrative and compliance burdens by simplifying and making uniform the fundamental investment policies with respect to diversification of investments.

E.     (All Funds) To amend the fundamental investment policy with respect to investments in real estate.

a.     The Directors recommend that this policy be modified to allow the holding and sale of real estate when ownership of real estate results from the exercise of Fund’s rights as a holder of real estate securities and to clarify that a Fund may invest in real estate-related securities and real estate-backed securities or instruments.

b.     The proposed changes will reduce administrative and compliance burdens by simplifying and making uniform the fundamental policies with respect to real estate.

F.     (All Funds) To amend the fundamental investment policy with respect to investments in commodities.

a.     The Directors believe the proposed amendment would make it clear that the Funds may utilize futures, options, options on futures and other financial transactions that do not involve physical commodities to the extent consistent with the Funds’ investment objectives and policies.

b.     The addition of financial transactions relating to commodities is intended to give the Funds maximum flexibility to invest in a variety of modern financial instruments that could technically be considered commodities, but which do not involve the direct purchase and sale of physical commodities, which are the intended focus of the policy.

c.     The investment flexibility could, in the future, assist each Fund in achieving its investment objective, in part because such strategies may offer opportunities for hedging and increased investment return.

d.     The proposed changes will reduce administrative and compliance burdens by simplifying and making uniform the fundamental policies with respect to commodities.

G.    (All Funds) To amend the fundamental investment policy with respect to making loans.

a.     This increased flexibility could assist each Fund, in the future, in achieving its investment objective and responding to changes in applicable law or regulation.

b.     The proposed change would also conform each Funds’ lending policy more closely to statutory and regulatory requirements.

c.     In addition, these changes will reduce administrative and compliance burdens by simplifying and making uniform the fundamental investment policies with respect to making loans.

H.    (All Funds) To amend the fundamental investment policy with respect to underwriting of securities.

a.     The Directors recommend that this policy be amended in order to conform the Funds’ policies to the statutory and related requirements.

b.     The proposed change will reduce administrative and compliance burdens by simplifying and making uniform the fundamental investment policies with respect to underwriting of securities.

I.      (All Funds) To eliminate the fundamental investment policy with respect to purchasing securities on margin.

a.     The Directors believe that it is not in the Funds’ best interests to maintain investment policies that are not required by applicable law.

J.     (All Funds) To amend the Fundamental investment policy with respect to borrowing money, pledging assets and issuing senior securities.

a.     The Directors recommend that each Fund amend its policy so that it will allow each Fund to issue senior securities, pledge assets or borrow money to the extent permitted under applicable law.

b.     The proposed amendment will reduce administrative and compliance burdens by simplifying and making uniform the fundamental investment policies with respect to borrowing money, pledging assets and issuing senior securities.

K.    (All Funds) To eliminate the fundamental investment policy with respect to purchasing securities of companies less than three years old.

a.     The Directors believe that it is not in the Funds’ best interests to maintain investment policies that are not required by applicable law.

L.    (Growth Fund and High Yield Fund Only)  To eliminate the Fundamental investment policy with respect to purchasing interests in oil, gas or other mineral exploration or development programs.

a.     The Directors believe that it is not in the Funds’ best interests to maintain investment policies that are not required by applicable law.

M.   (Balanced Fund Only) To eliminate the fundamental investment policy with respect to investments in other registered investment companies.

a.     The Directors believe that it is not in the Funds’ best interests to maintain investment policies that are not required by applicable law.

N.    (Balanced Fund Only) To eliminate the fundamental investment policy with respect to buying and selling put and call options.

a.     The proposed change would enable the Balanced Fund to engage in a variety of transactions involving the use of options to the extent consistent with the Fund’s investment objective and policies.

b.     Pax World Management believes that elimination of this policy would reduce administrative and compliance burdens by conforming Balanced Fund’s fundamental investment policies with those of the other Funds (which do not have a fundamental investment policy with respect to investments in options).

O.    (Balanced Fund Only) To eliminate the fundamental investment policy with respect to participating on a joint and several basis in any trading account in securities.

a.     The Directors believe that it is not in the Funds’ best interests to maintain investment policies that are not required by applicable law.

3.     (Balanced Fund Only) To approve amendments to the Balanced Fund’s distribution plan.

•      The Directors would like to change the distribution plan of the Balanced Fund from a reimbursement plan to a compensation plan.

•      The Directors believe that the administrative burdens of maintaining a reimbursement plan are unwarranted, particularly where the other Funds have compensation plans.

4.     To approve amendments to the investment advisory contract for your fund.

•      The Directors reviewed the investment advisory contract for each Fund and concluded that the contracts should be amended to reflect current practices in the mutual fund industry.

•      The Directors believe that the Amended Management Contract clarifies the relative roles and responsibilities of Pax World Management and the Directors with respect to the investment management of the Funds.

5.     To approve the reorganization of your Fund into a newly formed series of Pax World Funds Series Trust I, a Massachusetts business trust.

•      Currently all Funds are separate Delaware Corporations - changing to a MA business trust eliminates any need to monitor the number of authorized shares.

•      Delaware imposes a franchise tax on a fund organized as a corporation, whereas Massachusetts does not (in fiscal year 2005 the Funds paid approx $110,000. in franchise taxes).

•      Delaware law requires a Fund to hold annual meeting of shareholder whereas Massachusetts law does not, thereby giving the flexibility to schedule shareholder meetings only when trustees believe the potential benefits to the shareholders outweigh the costs.

•      Eliminates the need to maintain 3 legal entities. If approved there will be 1 legal entity; thereby potentially reducing administrative burdens and expenses.

•      The reorganization is expected to be tax free.

•      The reorganization is expected to occur in the fourth quarter 2006 or as soon as reasonably practicable after shareholder approval is obtained.

6.     To approve the election of Directors:

•      Each nominee is currently a director of all three Funds and has served in that capacity since originally elected or appointed except:

i.    Joseph F. Keefe – currently not a director of any Fund but CEO of each Fund since 2006.

ii.   Sanford C. Sherman-currently not a director of High Yield Fund

iii.  Cynthia A. Hargadon - currently not a director of any Fund

Interested Nominees – are interested because of their position or affiliation with Pax World Mgt and/or the Fund’s distributor and brokerage firm.

Interested Since
Joseph F. Keefe	2006
Laurence A. Shadek	1996

Not Interested Nominees-have no affiliation with Pax World Mgt. or the Fund’s distributor and brokerage firm.

Not-Interested Since

Carl H. Doerge, Jr.	1997
James M. Large, Jr.	1999
Louis F. Laucirica	2003
Sanford C. Sherman	1992
Nancy S. Taylor	1997
Cynthia A Hargadon	N/A

7.     To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for your Fund.

•      The Board of Directors of each Fund have unanimously approved the selection of Ernst & Young LLP as the independent registered public accounting firm of each Fund for the fiscal year ending Dec 31, 2006.

OPENING FOR ALL SCENARIOS

If Shareholder is an individual:

Hi, my name is                          and I am calling on behalf of the Pax World XXXXX Fund. I am calling for                             is he/she available?

If Shareholder is a Corporation or other entity:

Hi, my name is           . May I please speak with            ? I’m calling on behalf of Pax World XXXXX Fund. For confirmation purposes, may I please have your full name and title?

When correct shareholder comes on the line:

Hi Mr./Ms.                           , my name is                              and I am calling because you are a shareholder of Pax World XXXXX Fund. Recently you were mailed proxy materials for the upcoming combined annual meeting of Shareholders scheduled for Thursday, September 28, 2006 at 9:00 am ET. Have you received this material?

If the shareholder answers:

Hi Mr./Ms.                           ,  I am calling because you are a shareholder of Pax World XXXXX Fund. Recently you were mailed proxy material for the upcoming combined annual meeting of Shareholders scheduled for Thursday, September 28, 2006 at 9:00 am ET. Have you received this material?

Have you received this material?

If Not Received:

If you would like, I can resend the proxy material to you, which you should receive in 3 to 5 business days. Once received and reviewed there are several methods by which you can submit your vote. You may vote by mail by completing the proxy card included in the proxy materials, signing and dating it and then mailing it back in the prepaid envelope, or by using the automated phone system, the number is 1-888-221-0697, or by voting online at www.proxyweb.com. You may also call us directly at 1-877-333-2192 or if you would like we can schedule a call back for a later date.

IF NO (regarding re-mailing):

Mr./Ms.                           may I please verify your mailing address so I may send you another copy of these materials?

Verify address and make any changes.

The new package will be mailed out in the next 24 hours and you should receive it within 3-5 business days.

Mr./Ms.                           would you like me to schedule a call back in a few days after you have had a chance to review the material?  We will give you a call

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within a week once you have had time to review the material. Thank you for your time and have a great day/evening.

If Received:

Have you had a chance to review the material and are there any questions I can answer for you?  (Use proxy statement to answer all questions.)

If you have no (further) questions, would you like to take this opportunity to record your vote with me now over the phone?

If Shares were sold After August 1, 2006

Since you were a shareholder as of the date of record, which was August 1, 2006, you are still entitled to cast your vote. If you would like, I can go over the proxy material with you now and assist you in recording your vote.

IF YES HOUSEHOLD:

The process will only take a few moments.

1.               I will introduce myself again and give the date and time.

2.               I will then ask your permission to record your vote.

3.               At that point, I will ask you to verify your full name and mailing address, city, state and zip code to confirm ownership of your account.

May I take your vote now?

Thank you, for your protection this phone call will be recorded.

My name is                              calling on behalf of Pax World XXXXX Fund.

Today’s date is                             and the time is                             E.T.

Mr./Ms.                            do I have your permission to record your vote?

For the record, would you please state your full name and full mailing address?

The Board of Directors has unanimously approved the proposal as set forth in the material you received and recommends a favorable vote for this proposal. Do you wish to support the Board’s recommendation for each of your accounts?

IF YES CORPORATE:

This process will only take a few moments.

1.              I will introduce myself again and give the date and time.

2.              I will ask your permission to record your vote.

3.              Then I will ask you to verify your full name and your company’s full mailing address, city, state, and zip code.

4.              Finally I will ask you to confirm that you are authorized to vote on each account.

May I take your vote now?

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Thank you, for your protection this phone call will be recorded.

My name is                              calling on behalf of Pax World XXXXX Fund.

Today is                             and the time is                             E.T.

Mr./Ms.                            do I have your permission to record your vote?

For the record, would you please state your full name and company mailing address?

Are you authorized to vote these shares?

The Board of Directors has unanimously approved the proposals as set forth in the material you received and recommends a favorable vote for all proposals. Do you wish to support the Board’s recommendation for each of your accounts?

For Favorable Vote:

Mr./Ms.                            I have recorded your vote as follows, for all of your Pax World XXXXX Fund accounts you are voting with the Board’s recommendation in favor of all proposals as set forth in the proxy materials you received, is that correct?

For Non-Favorable Vote:

Mr./Ms.                            I have recorded your vote as follows, for all of your Pax World XXXXX Fund accounts you are voting against all proposals as set forth in the proxy materials you received, is that correct?

For Abstentions:

Mr./Ms.                            I have recorded your vote as follows, for all of your Pax World XXXXX Fund accounts you are abstaining on all proposals as set forth in the proxy materials you received, is that correct?

Record all votes as shareholder requests and confirm by reading back their choices.

Within the next 72 hours we will mail you a written confirmation of your vote. If we have not recorded your information correctly or if you wish to change your vote, please call 1-877-333-2192 to let us know. Also, please be aware that your vote cannot be changed after 9:00 AM ET, September 28, 2006. Thank you very much for your participation and have a great day/evening.

If Not Interested:

Sorry for the inconvenience today. Please be aware that as a shareholder of the fund, your vote is important. Please fill out your proxy card at your earliest convenience, sign it, date it and mail it back in the prepaid envelope. If you would prefer to record your vote via an alternative method, you can always vote over the phone with an automated system at 1-888-221-0697 or on the Internet at www.proxyweb.com. The only thing you will need is the control number on your proxy card, which is the shaded number on your proxy card. Thank you again for your time today, and have a wonderful day/evening.

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IF YES:

Thank you very much Sir/Madame, we will give you a call back at your convenience on                            at                            o’clock your time. Should you have any further questions prior to our call back, please feel free to call 1-877-333-2192. Thank you for your time and have a great day/evening.

IF NO:

Sorry for the inconvenience today, but we would like to ensure you, that as a shareholder of the fund, your vote is important. Please vote your shares by filling out the proxy card, signing and dating it or if you would like to vote by phone, you may do so by calling us at 1-877-333-2192 or an automated system at 1-888-221-0697. You can also go on the Internet and vote there at www.proxyweb.com. Please understand that you have the opportunity to vote on these important proposals. Thank you for your time and participation today and have a good day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is                      and I am calling on behalf of Pax World XXXXX Fund, for which you are a shareholder. You should have received proxy material in the mail recently concerning the Special meeting of Shareholders to be held on September 28, 2006.

Your vote is very important. You can provide your vote quickly and easily by touchtone phone, Internet or by mail. Your proxy card has all of the details or you may call us toll free at 1-877-333-2192 to answer any questions you may have and also to cast your vote directly over the phone. If you have your proxy card you can also vote on the Internet by going to www.proxyweb.com using the control number located on your proxy card.

Thank you in advance for your time and have a great day/evening.

INBOUND - CLOSED RECORDING

Thank you for calling the Pax World Funds meeting line. Our offices are now closed. Please call us back during our normal business hours – which are, Monday through Friday, 9:30AM – 9:00PM and Saturday 10:00AM – 6:00PM ET. Thank you and have a nice day.

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INBOUND - CALL IN QUEUE MESSAGE

Thank you for calling the Pax World Funds meeting line. All of our representatives are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

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